UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2017

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                             ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Global Power Equipment Group Inc. (the “Company”) today announced that, on July 26, 2017, its Board of Directors (the “Board”) has accepted Terence Cryan’s resignation as President, Chief Executive Officer (“CEO”), and a director of the Company, and appointed Craig Holmes and Tracy Pagliara as Co-Presidents and Co-CEOs of the Company.

Appointment of Mr. Holmes and Mr. Pagliara as Co-Presidents and Co-CEOs

On July 26, 2017, the Board appointed Craig Holmes and Tracy Pagliara as Co-Presidents and Co-CEOs, effective immediately upon Mr. Cryan’s resignation. In connection with each such appointment, the Board appointed Mr. Holmes and Mr. Pagliara as directors of the Company, in each case, to serve until his successor is duly elected and qualified, or until the earlier of his death, resignation, retirement, or removal from such position.

Mr. Holmes, 60, joined the Company in September 2015 as Senior Vice President of Finance and assumed the role of Chief Financial Officer upon completion of the restatement of the Company’s 2015 and prior-period financial results on March 15, 2017. Previously, from October 2014 to March 2015, he served as the Chief Financial Officer of Goodman Networks Incorporated. Prior to this, he served as Chief Financial Officer of Sizmek, Inc. (formerly Digital Generation, Inc.), a publicly traded open ad management platform company, from October 2012 through its spinoff, merger, and company relocation in May 2014. Mr. Holmes served as Chief Financial Officer of Quickoffice, Inc., a global leader in mobile productivity solutions, from May 2011 through its sale to Google, Inc. in July 2012. From November 2009 to April 2011, Mr. Holmes provided advisory and consulting services to the board and management of Enfora Inc., a privately held global manufacturing and software development company. Mr. Holmes also previously served as Chief Financial Officer at two publicly traded corporations, EXCEL Communications (April 1995 to May 1999) and Intervoice, Inc. (August 2003 to November 2009). Mr. Holmes began his career at Arthur Andersen, where he rose to Partner level before leaving to join EXCEL Communications. He currently serves on the board of directors of Hobi International, Inc., where he has served since August 2009, and Independent Bank Group, where he has served since April 2013.

Mr. Pagliara, 54, has served as the Company’s Chief Administrative Officer, General Counsel, and Secretary since January 2014, and also as Senior Vice President since November 2015. He previously served as the Company’s General Counsel, Secretary, and Vice President of Business Development from April 2010 through December 2013. Prior to joining the Company, Mr. Pagliara served as the Chief Legal Officer of Gardner Denver, Inc., a leading global manufacturer of highly engineered compressors, blowers, pumps, and other fluid transfer equipment, from August 2000 through August 2008. He also had responsibility for other roles during his tenure with Gardner Denver, Inc., including Vice President of Administration, Chief Compliance Officer, and Corporate Secretary. Prior to joining Gardner Denver, Inc., Mr. Pagliara held positions of increasing responsibility in the legal departments of Verizon Communications/GTE Corporation from August 1996 to August 2000 and Kellwood Company from May 1993 to August 1996, ultimately serving in the role of Assistant General Counsel for each company. Mr. Pagliara is a director, and serves on the audit, compensation, and nominating and corporate governance committees, of Uranium Resources, Inc. He is a member of the Missouri and Illinois State Bars and a Certified Public Accountant.

There is no arrangement or understanding between either Mr. Holmes or Mr. Pagliara and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Holmes or Mr. Pagliara and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which either of Mr. Holmes or Mr. Pagliara has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with the above appointment, the Board promoted Chip Wheelock to Vice President, Administration, General Counsel, and Secretary, with responsibility for legal, compliance, human resources, and insurance.  Mr. Wheelock was formerly Vice President, Deputy General Counsel, and Chief Compliance Officer of the Company.

Resignation of Terence Cryan as President and CEO

Mr. Cryan served as President and CEO of the Company since March 2015 and a director of the Company since January 2008.

In connection with his resignation, Mr. Cryan entered into a Separation Agreement (the “Separation Agreement”) with the Company, under which he resigned from all positions at the Company effective July 26, 2017 (the “Separation Date”). Under the terms of the Separation Agreement, the Company has agreed to pay to Mr. Cryan an amount equal to 18 months of his annual base salary, payable at the same times and in the same increments as if his employment continued from the Separation Date through the 18 month anniversary of the Separation Date, except that payments otherwise payable during the first 90 days after the Separation Date will be aggregated and paid in a lump sum on the next payroll date on or after such 90th day. Mr. Cryan will also be eligible to receive his 2016 annual bonus and a pro-rated 2017 annual bonus, to be determined based on actual Company performance. All of his currently unvested restricted stock units will vest as provided in the relevant award agreements, subject, in certain instances, to pro-ration, and in one instance, an adjustment to the pro-ration formula to provide for the vesting of an additional 84,173 restricted stock units.. Mr. Cryan will continue to be covered by the Company’s officers’ and directors’ indemnification policy and related insurance with respect to his service with the Company. The Separation Agreement also includes a standard a non-disparagement covenant, as well as a release of claims, and requires Mr. Cryan to reaffirm the restrictive covenants in his employment agreement. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Mr. Cryan’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Press Release

On July 27, 2017, the Company issued a press release announcing the matters set forth above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01                                                                                           Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Separation Agreement, dated as of July 26, 2017, by and between Terence Cryan and Global Power Equipment Group Inc.

99.1	Press release, dated July 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2017

Global Power Equipment Group Inc.

	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Co-President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated as of July 26, 2017, by and between Terence Cryan and Global Power Equipment Group Inc.

99.1	Press release, dated July 27, 2017.